Exhibit 99.1

                            Schick Technologies, Inc.
      Fiscal 2004 Third Quarter Earnings Release Scheduled for February 11

LONG ISLAND CITY, N.Y., February 9, 2004 -- Schick Technologies, Inc. (OTCBB:
SCHK), a leader in proprietary digital imaging technologies for the dental market, today announced that it will report its financial results for the fiscal year 2004 third quarter, ended December 31, 2003, on Wednesday, February 11, 2004, at 8:30 am EST (Eastern Standard Time), and hold its conference call on Wednesday, February 11, 2004, commencing at 4:30 pm EST.

What:               Schick Technologies Fiscal Year 2004 Third Quarter
                    Conference Call

When:               Wednesday, February 11, 2004, 4:30 p.m. EST

Webcast address:    http://www.corporate-
                    ir.net/ireye/ir_site.zhtml?ticker=SCHK.OB&script=
                    1020&item_id=ew,847240,1,88793,335637,383159,1&layout=-6

Dial-in numbers:    800-299-6183 (domestic), passcode # 49522141
                    and 617-801-9713 (international)

Contact: Lester Rosenkrantz, Cameron Associates, 212-554-5486 lester@cameronassoc.com

If you are unable to participate, an audio digital replay of the call will be available from February 11, 2004, at 6:30 p.m. EST until Midnight EST on February 18, 2004 by dialing 1-888-286-8010 (domestic) or 617-801-6888
(international) using confirmation code #94549829. A web archive will be available for 30 days at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=SCHK.OB&script=1020&item_id=ew,847240,1,88793,
335637,383159,1&layout=-6.

The Company's earnings release, which is expected to be issued on February 11, 2004, and any other financial and statistical information disclosed by the Registrant during the conference call will be available in the "Investors" section of Registrant's web site at http://www.schicktech.com.

About Schick Technologies

Schick Technologies, Inc., an ISO 9001 certified company, designs, develops, and manufactures innovative digital radiographic imaging systems and devices for the dental and medical markets. The Company's products, which are based on proprietary digital imaging technologies, create instant high-resolution radiographs and offer significant advantages over conventional x-ray devices.